UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Tennessee Commerce Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

April 7, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. (the “Corporation”) to be held at 3:30 p.m., Central Daylight Time on May 3, 2006, at the Franklin Marriott Conference Center, 700 Cool Springs Blvd., Franklin, TN 37067. Tennessee Commerce Bank (the “Bank”) is a subsidiary of the Corporation.

At the meeting you will be asked to:

•                  Consider and approve an amendment to the Corporation’s charter, to increase the number of authorized shares of common stock from 5,000,000 shares to 10,000,000 shares;

•                  Elect four (4) directors to serve until the 2009 annual meeting of shareholders;

•                  Ratify the appointment of KraftCPAs, PLLC as the Corporation’s independent accountants and auditors for fiscal year 2006; and

•                  Transact such other business as may properly come before the meeting or any adjournment thereof.

We have enclosed a notice of annual meeting of shareholders, a proxy statement, and a form of proxy. The matters listed in the notice of annual meeting are more fully described in the proxy statement. Detailed information relating to the Corporation’s activities and operating performance during fiscal 2005 is contained in the Corporation’s Annual Report on Form 10-K, which is being mailed to you with this proxy statement, but is not a part of the proxy soliciting material.  If you do not receive or have access to the 2005 Annual Report on Form 10-K, you may request a copy from Investor Relations, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, (615) 599-2274. In addition, you may access and review our SEC filings for the year ended December 31, 2005 at the Bank’s website www.tncommercebank.com.

It is important that your shares are represented and voted at the meeting, regardless of the size of your holding.  We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event you are unable to attend the meeting.  If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request. Whether or not you plan to attend the meeting, it is important that you promptly complete, sign, date and return the enclosed form of proxy as soon as possible to:

Registrar & Transfer Company

ATTN: Proxy Department

P.O. Box 1158

Cranford, NJ 07016-9747

TENNESSEE COMMERCE BANCORP, INC.

FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Earnings:
Net Interest Income	$3,631	$2,832	$13,627	$8,920
Non-Interest Income	527	292	1,311	800
Provision for Loan Losses	900	890	3,700	2,420
Operating Expense	1,714	1,219	6,246	4,552
Operating Income	1,544	1,015	4,992	2,748
Applicable Tax	480	400	1,925	1,082
Net Income	$1,064	$615	$3,067	$1,666

Total Assets	$404,040	$245,917	$404,040	$245,917
Net Loans	344,187	213,326	344,187	213,326
Earning Assets	388,714	238,598	388,714	238,598
Allowance for Loan Losses	4,399	2,841	4,399	2,841
Deposits	367,705	221,394	367,705	221,394
Shareholders’ Equity	$26,430	$23,600	$26,430	$23,600

Total Shares Outstanding	3,238,674	3,238,674	3,238,674	3,238,674

Significant Ratios:
Net Interest Margin	3.91%	4.85%	4.44%	4.56%
Return on Average Assets	1.11%	1.02%	0.97%	0.83%
Return on Average Equity	16.25%	10.47%	12.29%	8.92%
Efficiency Ratio	41.22%	39.02%	41.81%	46.83%
Loan Loss Reserve/Net Loans	1.28%	1.33%	1.28%	1.33%
Capital/Assets	6.54%	9.60%	6.54%	9.60%
Basic Earnings per Share	$0.33	$0.19	$0.95	$0.57
Diluted Earnings per Share	$0.30	$0.17	$0.87	$0.53

The results of operations for the year 2005 reflected a continuation of the Bank’s trend of rapid asset growth. Compared to 2004, 2005 showed an 84.09% increase in net income and a 66.67% increase in basic earnings per share. The asset growth is a result of the strength of the Middle Tennessee economy and the success of the Corporation’s Business Bank operating strategy.

I want to thank the Board of Directors for their guidance and commitment, and our employees for their dedication and hard work. Everyone at Tennessee Commerce Bancorp, Inc. appreciates the trust and confidence that each shareholder has placed in us.  We will continue to strive to increase the value of your investment.

Sincerely,

/s/ Arthur F. Helf
Arthur F. Helf
Chairman & CEO

Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2006

Notice is hereby given that the Annual Meeting of Shareholders of Tennessee Commerce Bancorp, Inc. (the “Corporation”) will be held at 3:30 p.m., Central Daylight Time on May 3, 2006, at the Franklin Marriott Conference Center, 700 Cool Springs Blvd., Franklin, TN 37067 for the following purposes:

1.                                       To consider and approve an amendment to the Corporation’s charter, to increase the number of authorized shares of common stock from 5,000,000 shares to 10,000,000 shares;

2.                                       To elect four (4) directors to serve until the 2009 annual meeting of shareholders;

3.                                       To ratify the appointment of KraftCPAs, PLLC as the Corporation’s independent accountants and auditors for fiscal year 2006; and

4.                                       To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 2006 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

By Order of the Board of Directors

/s/ H. Lamar Cox
H. Lamar Cox
Secretary

April 7, 2006

YOUR VOTE IS IMPORTANT

Whether you expect to attend the meeting or not, please mark, sign, date, and return the enclosed proxy as promptly as possible to Registrar & Transfer Company, ATTN: Proxy Department, P.O. Box 1158, Cranford, NJ 07016-9747.  In the event you attend the meeting, you may revoke your proxy at any time before balloting and vote your shares in person.

Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

This Proxy Statement and accompanying proxy are being furnished to shareholders of Tennessee Commerce Bancorp, Inc. (the “Corporation”) in connection with the solicitation of proxies by the board of directors to be used at the annual meeting of shareholders. Your vote is very important.  For this reason, the board of directors is requesting that, if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, notice of annual meeting and proxy will be mailed to all shareholders on or about April 7, 2006.

Tennessee Commerce Bancorp, Inc., is a bank holding company for Tennessee Commerce Bank (the “Bank”), headquartered in Franklin, Tennessee.

Information About the Annual Meeting

When is the annual meeting?

Wednesday, May 3, 2006 at 3:30 p.m. Central Daylight Time.

Where will the annual meeting be held?

Franklin Marriott Conference Center, 700 Cool Springs Blvd., Franklin, TN 37067

What items will be voted upon at the annual meeting?

You will be voting upon the following matters:

1.                                       An amendment to the Corporation’s charter to increase the number of authorized shares of common stock from 5,000,000 shares to 10,000,000 shares;

2.                                       Election of four (4) directors to serve until the 2009 annual meeting of shareholders;

3.                                       Ratification of the appointment of KraftCPAs, PLLC as the Corporation’s independent accountants and auditors for fiscal year 2006; and

4.                                       Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Who can vote?

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on March 8, 2006, the record date. Each shareholder is entitled to one vote for each share of common stock held on March 8, 2006.  On that date, there were 3,240,674 shares of common stock outstanding and entitled to vote.  The common stock is our only class of outstanding voting securities.

How do I vote by proxy?

If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct.  For the approval of the amendment to the Corporation’s Charter, you may vote “for” or “against” or you may “abstain” from voting.  For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate.  For the ratification of the Corporation’s auditors, you may vote “for” or “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the approval of the amendment to the Corporation’s charter, “for” the election of the nominees for directors, and “for” the ratification of KraftCPAs, PLLC as the Corporation’s auditors.

The board of directors knows of no other business to be presented at the annual meeting.  If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.                                       submitting another proxy with a more recent date than that of the proxy first given; or

2.                                       sending written notice of revocation to Investor Relations, c/o Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067; or

3.                                       attending the annual meeting and voting in person, although attending the meeting will not by itself revoke your previously granted proxy.

If I plan to attend the annual meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the meeting. Written ballots will be available at the annual meeting for shareholders of record. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

How many votes are required?

If a quorum is present at the annual meeting, the approval of the amendment to the Corporation’s charter will require the affirmative vote of a majority of the votes cast in person or by proxy at the meeting, the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting, and the ratification of the independent auditors and any other matters submitted to the shareholders will require the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.  Our shareholders do not have cumulative voting rights with respect to the election of directors.

What constitutes as a “quorum” for the meeting?

A majority of the issued and outstanding shares of common stock, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have voted by proxy. As of March 8, 2006, there were 3,240,674 shares of common stock issued and outstanding, so 1,652,744 shares are necessary to constitute a quorum.

What is the effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as present for purposes of determining a quorum but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Who pays for the solicitation of proxies?

This proxy statement is being furnished in connection with the solicitation of proxies by the Corporation’s board of directors.  The Corporation will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of the Corporation and the Bank who will receive no additional compensation for such activities.  Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons.  Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.

When are shareholder proposals for next year’s annual meeting due?

Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2007 must be received by the Secretary of the Corporation at 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067, no later than November 15, 2006. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2007 annual meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the shareholder must notify the Corporation of such proposal at the address above by or before January 29, 2007. If notice is not received by this date, the Corporation may exercise discretionary voting authority as to that matter under proxies solicited for the 2007 annual meeting.

Proposal 1 - Amendment of the Corporation’s Charter

The board of directors proposes to amend the charter of the Corporation to increase the number of authorized shares of common stock to 10,000,000.  The charter of the Corporation authorizes 5,000,000 shares of common stock.  As of March 8, 2006, there are 3,240,674 shares of common stock issued and outstanding, and 933,842 shares reserved for the issuance of options pursuant to the Bank’s stock option plans (which award options to purchase shares of the Corporation’s common stock).  The directors believe it is necessary to increase the number of authorized shares to provide for the future growth of the Corporation.

The Corporation may need to raise additional capital to fund the rapid growth of assets of the Bank, and for future expansion.  In order to raise this needed capital, the Corporation will issue more shares of common stock.  Therefore, it is necessary to increase the number of shares of common stock authorized under the Corporation’s charter.

As the Bank continues to grow, new employees must be hired.  To attract and retain the most qualified employees, the Bank will continue to issue options pursuant to the Bank’s employee stock option plan.  There must be a sufficient number of authorized shares of the Corporation’s common stock to allow the Corporation to reserve enough shares to be issued upon the exercise of these options.  Therefore, it is necessary to increase the number of shares of common stock authorized in the Corporation’s charter.

The new shares of common stock will be additional shares of the existing class of common stock, with the same rights and terms as these existing shares. Existing shareholders will not have preemptive rights to purchase any of these additional shares. Such shares will be offered to the public, including existing shareholders, at a time to be determined by the board of directors. At such time, the board will determine the number of shares to be offered, and the price per share. It is anticipated that the majority of the proceeds from any such public offering of shares of common stock of the Corporation would be invested in the Bank to support future growth of the Bank.

The board of directors considered the possible negative impact the increase in the number of shares of common stock of the Corporation could have on the existing shareholders. The board of directors believes that existing shareholders would experience some dilution of their ownership interests as additional shares of common stock are issued upon the exercise of stock options or in connection with raising additional capital. The board concluded that any such negative impact would be outweighed by the positive effect on the shareholders of the growth of the Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT TO THE CORPORATION’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION.

Proposal 2 - Election of Directors

The board of directors is divided into three classes, designated Classes I, II, and III, as nearly equal in number as the then total number of directors permits. The board has nominated the following four (4) persons to serve as Class I directors: Arthur F. Helf, Fowler H. Low, Regg E. Swanson, and Paul A. Thomas, M.D., and if elected they will serve until the 2009 annual meeting of shareholders. We do not anticipate that any of these nominees will be unavailable for election but, if such a situation arises, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise.  The remaining members of the board listed below will continue as members of the board until their respective terms expire, as indicated below.   All of the current directors and nominees have served as directors of the Bank since it began operations in January 2000, and have been members of the board of the Corporation since it was formed in March 2000.  Assuming a quorum is present, the election of directors requires a plurality of the votes cast by the shares of common stock entitled to vote in the election of directors.

Information about the individuals nominated as directors and the remaining members of the board is provided below.  Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.

CLASS I NOMINEES FOR ELECTION

(Terms Expiring at the 2009 Annual Meeting of Shareholders)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank and the Corporation **	Director Since

Arthur F. Helf	67	CEO and Chairman of the Board at Bank and Corporation	2000*
Fowler H. Low	74	Director	2000*
Regg E. Swanson	52	Director	2000*
Paul A. Thomas, M.D.	51	Director	2000*

* Includes time served on Tennessee Commerce Bank board of directors

** See biographical information below

Arthur F. Helf

Chairman and Chief Executive officer

Mr. Helf has served as Chairman and Chief Executive Officer of the Corporation and the Bank since their inception. He has an extensive business background as division head and president of various Fortune 500 Companies in Tennessee and Ohio.  From 1982 to 1998, Mr. Helf managed his own consulting firm offering marketing and management initiatives, strategic planning and general management services focusing on business turn-around assignments.  He is actively involved in the community serving as 2005 Chairman on the Cool Springs Chamber of Commerce. He has been a board member of the Franklin YMCA, and is currently Vice President of the Franklin Rotary and is a member of the Tennessee Bankers Association Government Relations Committee. Recently, Mr. Helf was designated as one of the 25 Most Influential Individuals in Williamson County by the Nashville Business Journal.  Mr. Helf served as a commissioned officer (Airborne / Ranger) in the U.S. Army.  He received a B.S. from Florida State University.

Fowler H. Low

Mr. Low, semi-retired, is currently a Senior Advisor for Special Projects for GENESCO, Inc., where he served as Chairman and Chief Executive Officer of Johnston and Murphy until late 1998.  Mr. Low’s responsibilities with Johnston & Murphy included a nation-wide chain of retail stores and leased departments, and a wholesale sales/marketing group, as well as all manufacturing and sourcing.  Concurrently, he was responsible for Volunteer Leather Company (a tannery) and GENESCO’S Export and Licensing operations.  In 1996, he was named Senior Vice President of GENESCO, Inc.  During his career, Mr. Low also served as President of the Williams Manufacturing Company, Portsmouth, Ohio, and Vice President of G.H. Bass & Company.  Mr. Low is past Director of the Nashville Better Business Bureau and currently a director of Maine Cottage Furniture, Yarmouth, Maine.  Mr. Low is a past Director of the Employee Credit Association (ECA) of Nashville, Tennessee.  He served as an officer in the U.S. Navy aboard the destroyer U.S.S. James C. Owens.  Mr. Low is a member of First Baptist Church (downtown), Nashville, Tennessee.  Mr. Low is a graduate of Georgia Institute of Technology (B.S. Industrial Management).

Regg E. Swanson

Mr. Swanson has been president and managing member of STAR Physical Therapy, LLC since 1997.  STAR Physical Therapy has seven outpatient and two contract physical therapy clinics.  Mr. Swanson has been involved with sports medicine and physical therapy for 30 years, the last 18 years in Williamson County.  Locally, he has designed and promoted the sports medicine athletic training coverage for all the high schools in Williamson County.  Mr. Swanson is board member of the Maryland Farms YMCA and is active with the “We Build People” campaign.  In 1988, he was one of the United States athletic trainers invited to travel with the Olympic team to Seoul, Korea.  Mr. Swanson was honored in 1991 as Tennessee Clinical Athletic Trainer of the Year.  He was head athletic trainer for the 1996 Atlanta Organizing Committee for the Olympic Games, in charge of the swimming venue.  Mr. Swanson is very active and serves as a deacon at First Presbyterian Church.  He is a graduate of Wayne State College, Nebraska (B.A. and M.A.) and the University of Oregon (Sports Medicine, National Athletic Trainer’s Association).

Paul A. Thomas, M.D.

Dr. Thomas is an orthopedic surgeon and member of the Bone & Joint Clinic in Franklin, Tennessee from October 1991.  Dr. Thomas is a member of the Williamson Medical Society, Tennessee Medical Association, and American Medical Association.  He is a fellow and board certified by the American Academy of Orthopedic Surgeons.  He presently serves as an active staff physician at Williamson Medical Center and is chairman of the Emergency Room and Outpatient Committee.  He also serves as a member of the Surgery Department Committee and is a member of the Nashville Orthopedic Association.  In 1994, he was awarded the Physician of the Year by the Williamson Medical Center.  Dr. Thomas presently serves as team physician for Battle Ground Academy and is a member of the Board of Directors for Battle Ground Academy’s Wildcat Club.  He serves as an active sponsor of the Fellowship of Christian Athletes and participates in the free physicals for Williamson County Athletes Program.  He was one of the founding members of the board of directors for the Franklin YMCA. Dr. Thomas is a Deacon at Christ Community Church and is actively involved in the Franklin Community Ministry.  Dr. Thomas received his medical degree at the University Of Tennessee College Of Medicine, in Memphis. He served an internship at the University of Tennessee Center for Health Sciences from 1984-1985 and a residence in surgery at the University of Tennessee at Memphis from 1985-1986.  He earned a fellowship in orthopedic surgery at the Campbell Clinic in Memphis from 1986 to 1989.

THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS II INCUMBENT DIRECTORS

(Terms Expiring 2007)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank and the Corporation **	Director Since

H. Lamar Cox	63	CAO and Secretary of the Board of the Bank and Corporation	2000*
Paul W. Dierksen	51	Director	2000*
Dennis L. Grimaud	59	Director	2000*
William W. McInnes	57	Director	2000*
Thomas R. Miller	63	Director	2000*
Darrel Reifschneider	72	Director	2000*

* Includes time served on Tennessee Commerce Bank board of directors

** See biographical information below

H. Lamar Cox

Secretary and Chief Administrative Officer

Mr. Cox has served as Chief Administrative Officer of the Corporation and the Bank responsible for operations and support functions since September 2005. Prior to that position, he served as Chief Financial Officer of the Corporation and the Bank since their inception. He has over thirty-five years of banking experience in many aspects of the field including Finance, Operations, Retail Banking, Compliance and Lending.  Prior to Tennessee Commerce, he held various senior management positions including Regional Manager, Chief Financial Officer and Chief Administrative Officer at regional and community banks including C&S Bank, Hibernia Bank, Commerce Union, and most recently NationsBank of Tennessee from 1991 to 1995.  Mr. Cox is a Certified Public Accountant, licensed in Georgia and Tennessee.  He graduated from Georgia Institute of Technology and is a veteran of the United States Navy.

Paul W. Dierksen

Mr. Dierksen is Senior Vice President of Marketing and Corporate Planning for Volvo Penta of the America’s Inc., a division of AB Volvo, Sweden since 1996. His professional career includes sales and management positions with Yamaha Motor Corporation USA, Mercury Marine a division of Brunswick Corporation and more recently he served as Vice President of Sales and Marketing for Chris Craft Boats, Sarasota FL.  Mr. Dierksen currently serves on the Board of Directors of the National Marine Manufacturers Association (NMMA) and the NMMA’s Engine Manufacturer’s Division Board, both since 2000. He attended Franklin University in Columbus, Ohio and the Brunswick Advanced Management Program in Skokie, Illinois.

Dennis L.Grimaud

Mr. Grimaud is Chief Executive Officer of Genaco Biomedical Products from August, 2004. He is a Founder and was President and CEO of Cytometry Associates, a leading biomedical company located in Brentwood, Tennessee from 1988 to 1999.  Recognized by the local business community as one of the Top 50 Fastest Growing businesses in the area, Cytometry Associates serves the national and international medical and biopharmaceutical industry from its local headquarters.  He is President of the Tennessee Biotechnology Association.  In addition, he is a founder of Premier Micronutrient Corp., and has been Chairman of ScyTech, a biotechnology firm headquartered in Nashville since 2000.  Mr. Grimaud served as Director, American Red Cross/Nashville Chapter; Director, Nashville Health Care Council; Vice Chairman/Business Services, Nashville Area Chamber of Commerce; and Director, Easter Seals/Middle Tennessee.  Mr. Grimaud is member of Holy Family Catholic Church where he serves as Chair of the Family Life Ministry and a member of the Stewardship Committee.  Mr. Grimaud received his formal training and education in microbiology, has 30 years of Health Care experience, and has been an invited speaker on reimbursement since 1991.

William W. McInnes

Mr. McInnes is a private investor and is active in a number of businesses and activities locally and nationally as well.  During his professional career, Mr. McInnes has worked as a broker, analyst, and in corporate finance with J.C. Bradford & Company in Nashville.  Additionally, Mr. McInnes served as Vice President – Finance and Treasurer for Hospital Corporation of America from 1978 to 1993, where he initiated a successful leveraged buyout which netted $2.5 billion upon the initial offering.  He has been a director at CTI Molecular Imaging, Inc. since 2002. He has served as a director of various companies including three public companies, Candela Laser Corporation, Surgical Care Affiliates, and Gulf South Medical Supply.  His civic involvement includes the Nashville Community Foundation; Tennessee Performing Arts Center; Harpeth Hall School (Treasurer); WPLN (Treasurer); Friends of Warner Parks; Tennessee Botanical Gardens and Fine Arts Center; Vanderbilt Children’s Hospital; and YMCA (Advisory Board).  Other activities Mr. McInnes has been involved with include: Tennessee Special Olympics (Chairman); Tennessee Repertory Theatre (Chairman); Junior Achievement; Ensworth School; Nashville Child Center; HCA Foundation; and the Jack C. Massey School of Business, Belmont University.  Professional involvements include: Financial Executives Institute; Society of Chartered Financial Analysts; and the Nashville Society of Financial Analysts (President).  Mr. McInnes is a graduate of Vanderbilt University (B.A., Philosophy) and Harvard Business School (M.B.A.).

Thomas R. Miller

Mr. Miller is a licensed commercial realtor. A former Alderman for the city of Franklin, Tennessee from 1997 to 2003, Mr. Miller is now the Mayor of Franklin since 2003.  Mr. Miller has been involved in sales and marketing positions for New York Life Insurance Company; Lumberman’s Underwriting Alliance (a specialty insurer of lumber and woodworking properties); a marine insurance department; and a manager of a housing corporation.  He served as Chief Executive Officer of Mid-Continent Systems in Arkansas as president of its insurance subsidiary.  Mr. Miller served as sales manager of Johnson & Higgins, an international insurance broker located in Nashville, Tennessee.  In 1991, Mr. Miller became a national sales manager with National Rehabilitation Centers, d/b/a Rehability Corporation where he recruited, trained, and managed national sales staff and branch office sales representatives.  He is a member of Christ Community Church, Franklin, Tennessee.

Darrel Reifschneider

Darrel Reifschneider is the President and CEO of Harpeth True Value Hardware, a retail store and lumber yard in Franklin, Tennessee from 2000, in addition to a number of entrepreneurial endeavors throughout middle Tennessee.  Mr. Reifschneider was President of Manchester Tank Company, the second largest manufacturer of propane tanks in the United States and was associated with that company from 1946 to 1999.  He is active in the Franklin Chamber of Commerce and the Breakfast Rotary at Franklin.  Mr. Reifschneider is a graduate of Long Beach State University (B.S.). He attends St. Andrew Lutheran Church in Franklin, Tennessee where he is a member of the Church Council and is the Chairperson of the Finance Committee.

CLASS III INCUMBENT DIRECTORS

(Terms Expiring 2008)

Name	Age	Business Experience During Past Five Years and Position Held with the Bank and the Corporation **	Director Since

Dorris (Eli) Bennett	71	Director	2000*
Winston C. Hickman	62	Director	2000*
Michael R. Sapp	52	President of the Bank and Corporation	2000*

* Includes time served on Tennessee Commerce Bank board of directors

** See biographical information below

Dorris E. (Eli) Bennett

Mr. Bennett is a prominent businessperson active in a number of enterprises throughout the area and state.  As a principal and director of Bennett Tool & Die Company, Inc. since 1970, Mr. Bennett presided over the growth of this business to become one of the significant resources of its type in Middle Tennessee.  Mr. Bennett was a director of the Tennessee Association of Businesses from 1990 to 2002. He has been a director of Link Electric & Safety Control, Inc. since 1972, and has been on the President’s Board of the Goodpasture School since 2003.  He has been active in the Lions Club since 1975 and is a member of the Madison Church of Christ.

Winston C. Hickman

Mr. Hickman has been a principal of T.W. Frierson Construction and Design Systems Builders of Nashville, Tennessee since 1973.  Mr. Hickman’s professional career includes positions with the DuPont Company, Old Hickory, Tennessee; Jamison Bedding, Franklin, Tennessee; business owner with Nashville Record Plating; and project manager with the Hardaway Construction Company of Nashville.  Civic activities include the Downtown Optimist Club; Vice President and President of Associated Builders and Contractors Association; and President (3 years) and Coach (14 years) of the Crieve Hall Youth Athletic Association.  Mr. Hickman has served in the following capacities with the Brentwood United Methodist Church:  Youth Leader, Sunday School Superintendent, Finance Committee, Chairman/Trustee.  He is a graduate of the University of Tennessee, College of Engineering.

Michael R. Sapp

President and Chief Lending Officer

Mr. Sapp has served as President of the Corporation and as President and Chief Lending Officer of the Bank since September 2001. He has over twenty-five years of banking experience, with twenty years having been in Middle Tennessee. He was Division Manager / Senior Vice President, Equipment Finance Division at First American National Bank in Nashville for thirteen years until 1997.  Mr. Sapp began his banking career in 1978 at BancOhio National Bank (now National City Corporation) as a branch lending officer.  He is active in the Middle Tennessee Leadership Council and is a board member of the Franklin YMCA. Mr. Sapp is active in numerous activities at Christ Presbyterian Church and has served as a Youth Basketball Coach in the Franklin community.  He received a B.S. from The Ohio State University. In addition, he graduated from the Colgate Darden School of Commercial Lending and is a Certified Instructor for the Forum Sales Training Program.

EXECUTIVE OFFICERS

Our board of directors has the power to appoint our officers. Each officer will hold office for such term as may be prescribed by the board of directors and until such person’s successor is chosen and qualified or until such person’s death, resignation, or removal.  The Corporation has the following executive officer in addition to Messrs. Helf, Sapp, and Cox, whose descriptions are detailed above in Proposal 2. Election of Directors.

Name	Age	Present Position

George W. Fort	48	Chief Financial Officer

George W. Fort

Chief Financial Officer

Mr. Fort has served as Chief Financial Officer of the Corporation and the Bank since September 2005. Mr. Fort joined the Bank in February 2004 as Vice President, Finance.  He has over twenty-five years of accounting and finance experience including mergers and acquisitions and public debt and equity offerings. Prior to joining the Bank, he worked as a Consultant in financial services at Fort Associates, LLC from 2001 to 2004.  He also served as Treasurer of Nu-Kote International, Inc., Director of Finance at Performance Food Group, Inc. and Director, Special Projects at NATCO Group, Inc.  He received a B.A. from Furman University, an M.B.A. from the University of Texas and holds the Certified Treasury Professional and Certified Management Accountant designations. He is a Certified Public Accountant licensed in Texas and Tennessee.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Role of the Board

Pursuant to Tennessee law, the Corporation’s business, property and affairs are managed under the direction of our board of directors.  The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Corporation, but is not involved in day-to-day operations.  Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

Board Structure

The Corporation’s bylaws provide that the board of directors shall consist of no fewer than five nor more than 25 members.  The board is currently composed of thirteen (13) members.  The directors each hold office for a term of three years, or until the next annual meeting of shareholders.

2005 Board and Committee Meetings

During 2005 the Bank’s board of directors held four meetings, the Audit Committee held four meetings, the Executive Committee held eight meetings and the Compensation Committee held two meetings. All board members attended at least 75% of our board meetings. All board members attended at least 75% of the meetings of the committees of which that director is a member except Messrs. Grimaud and Swanson who were unable to attend 75% of the Audit Committee meetings in 2005.

Attendance at Annual Shareholders’ Meeting

All directors are expected to attend the annual shareholders’ meeting and their attendance is recorded in the minutes.

Board Committees

The board has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Audit Committee. The Audit Committee consists of Messrs. Grimaud, Hickman (Chairman), McInnes and Miller.  The Board of Directors has determined that Mr. McInnes is an audit committee financial expert, as defined in Item 401(h) (2) of Regulation S-K.  The Audit Committee has the authority and responsibility to insure the accuracy and reliability of the Corporation’s financial statements; adequate internal controls and operating procedures; and compliance with all laws, regulations, and policies.

Compensation Committee. The Compensation Committee consists of Messrs. Bennett, Dierksen,  Hickman, McInnes, Grimaud, Low, Swanson, Thomas, Reifschneider and Miller.

Executive Committee. The Executive Committee consists of Messrs. Bennett, Cox, Grimaud, Helf (Chairman), Hickman, McInnes and Sapp.

Nominations for Directorships

The Corporation currently has no standing nominating committee because of the long tenure of the current directors, because a majority of the members of the board are independent and because the Corporation has determined that the entire board of directors itself adequately serves the function of a nominating committee.

The board had determined that all of the directors, other than Messrs. Helf, Sapp, and Cox, are independent under the NASD listing standards requirements.  Vacancies on the board may be filled by a majority of the remaining directors.

With respect to the nominating process, the board discusses and evaluates possible candidates in detail.  The board selects new nominees for the position of an independent director based on the following criteria:

•                  Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•                  Current knowledge and contacts in Franklin/Williamson County and in the banking industry or other industries relevant to the Corporation’s business.

•                  Diversity of viewpoints, background, experience and other demographics.

•                  Ability and willingness to commit adequate time to board and committee matters.

•                  The fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective and responsive to its duties and responsibilities.

The board does not set specific, minimum qualifications that nominees must meet in order for the board to select them as nominees, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Corporation and the composition of the board of directors.

Once a candidate is identified whom the board wants seriously to consider and move toward nomination, the Chairman of the Board, the President and/or other directors will enter into a discussion with that nominee.

Shareholder Nominations of Directors

The board will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below.  Shareholders who wish to submit nominees for director for consideration by the board for election may do so by submitting in writing such nominees’ names in compliance with the procedures as described below, to the Chairman of the Board, in care of the Corporate Secretary. A shareholder’s nomination must contain:

•                  A statement that the writer is a shareholder and is proposing a candidate for consideration by the board;

•                  The name of and contact information for the candidate;

•                  A statement of the candidate’s business and educational experience;

•                  Information regarding each of the factors listed above, sufficient to enable the board to evaluate the candidate;

•                  A statement detailing any relationship or understanding between the proposing shareholder and the candidate;

•                  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•                  A statement of the number of shares of the Corporation’s common stock that the nominating shareholder holds of record or in which shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

The Corporation does not pay a fee to any third party to identify or evaluate or assist in the identification or evaluation of potential nominees to its board.  All directors are expected to attend the annual meeting and their attendance is recorded in the minutes.

Shareholder Communication with the Board of Directors

Shareholders desiring to communicate with our board of directors on matters other than director nominations should submit their communication in writing to the Chairman of the Board of Directors, c/o Investor Relations, Tennessee Commerce Bancorp, Inc. 381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067 and identify themselves as a shareholder.  All such communication will be forwarded to the Chairman of the Board for a determination as to how to proceed.

Director Compensation

Directors of the Corporation and the Bank, who are the same individuals, receive fees for board meetings and committee meetings attended. Executive officers who are also directors receive fees for board meetings attended but not for committee meetings. In 2005, the thirteen directors and executive officers were paid a total of $ 73,600.00 in fees.

Other Directorships and Family Relationships

No director of the Corporation currently serves as a director of any other public company.  We are not aware of any family relationships between any of our directors and executive officers.

Proposal 3 - Ratification of the Appointment of KraftCPAs, PLLC
as the Corporation’s Independent Accountants and Auditors for Fiscal 2006

The board of directors has confirmed the appointment by the audit committee of KraftCPAs, PLLC (“Kraft”) as the Corporation’s independent accountants and auditors for fiscal 2006. Kraft has served as independent accountants and auditors of the Corporation since November 21, 2005. KraftCPAs, PLLC has replaced Crowe Chizek and Company, LLC (“Crowe”), which served as the independent accountants and auditors of the Bank and the Corporation since 2000 when both the Bank and the Corporation were formed. The Corporation’s board of directors approved the appointment of Kraft, based upon the recommendation of the Audit Committee to the board of directors.

Crowe’s reports on the Corporation’s consolidated financial statements for each of the years ended December 31, 2004 and December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2003 and December 31, 2004, and the subsequent interim period through November 21, 2005, there are no disagreements with Crowe on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its report on the Corporation’s consolidated financial statements for such years. Crowe has provided the Corporation with a letter stating its agreement with such statements.  This letter was filed as an exhibit to the Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 23, 2005.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Corporation ended December 31, 2004 or within the subsequent interim period through November 21, 2005.

During the two most recent fiscal years ended December 31, 2003 and December 31, 2004, and the subsequent interim period through November 21, 2005, the Company did not consult with Kraft regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

For services rendered in connection with the audit of the Corporation’s consolidated financial statements and tax compliance for the year ended December 31, 2005, Kraft billed audit fees of $57,500, audit related fees of $5,000 and tax fees of $9,000. These fees are to be paid in 2006. Representatives of Kraft will be present at the shareholders’ meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Assuming a quorum is present, a majority of the votes cast at the annual meeting is required to ratify the appointment of Kraft as the Corporation’s independent accountants and auditors for fiscal year 2006.

Kraft, our principal independent accountants and auditors performed no services for the Corporation during 2005 or 2004. Therefore, we did not pay any fees to Kraft in 2005 or 2004.

For services rendered in 2005 and 2004 by Crowe, our former independent auditors, we incurred the following fees:

Audit Fees

The aggregate fees billed by Crowe, for audit of our annual financial statements and the reviews of the financial statements included in our Form 10 and Forms 10-Q for fiscal year 2005 were $68,400 and $49,396 for the audit of our annual financial statements for fiscal year 2004 (the Corporation did not file a Form 10 or Forms 10-Q in 2004).

Audited-Related Fees

None

Tax Fees

The aggregate fees billed by Crowe in fiscal years 2005 and 2004 for professional services for tax compliance, tax advice and tax planning were $9,570 and $8,920 respectively.

All Other Fees

The aggregate fees billed by Crowe for other services rendered in 2005 and 2004 were $19,620 and $84 respectively.  These services were primarily general consultancy related services.

The Audit Committee approved the above services to be performed by Crowe for the current year ended.

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by Kraft as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. All services by Kraft must be pre-approved by the Audit Committee. The Audit Committee considered whether the provision of audit-related and other non-audit services conflicts with Kraft’s independence, and found that this provision of services is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF KRAFTCPAS, PLLC AS THE CORPORATION’S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has in the past and will continue to have in the future banking transactions in the ordinary course of business with directors, officers, and 5% shareholders and “related interests” of such persons.  As used in this connection, “related interests” includes any entities, such as corporations in which directors have a 10% or greater ownership; corporations in which directors or officers of the Corporation also serve as officers; other organizations, partnerships, and entities in which such persons are interested; and certain relatives of directors and officers.  It is management’s opinion that the direct and indirect extensions of credit described above have been and will continue to be (i) evidenced by a promissory note naming the lender as payee, and contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the lender’s locale; (ii) repaid pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made in the lender’s locale; (iii) made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the lender’s locale, show the borrower to be collectible and a satisfactory credit risk; and (iv) relative to the purpose of the loan and the disbursement of proceeds, reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the lender’s locale on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions with unrelated persons and have not, and will not in the future, involve more than normal risk of uncollectibility or present other unfavorable features.  During 2005, the amount of extensions of credit to any director or officer, together with related interests, did not exceed 10% of the Bank’s equity capital.  At December 31, 2005, direct and indirect loans to officers and directors by the Bank aggregated approximately $6.4 million.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the aggregate remuneration paid by the Corporation or the Bank for services for the year ended December 31, 2005 to the Chief Executive Officer and other executive officers.

					Long-Term Compensation
					Awards		Payouts
						Securities
		Annual Compensation			Restricted	Underlying
				Other Annual (1)	Stock	Options/	LTIP	All other
Name and Position	Year	Salary ($)	Bonus ($)	Compensation ($ )	Award(s) ($ )	SARs (#)	Payouts ($)	Compensation

Arthur F. Helf	2005	$190,000	$75,900	$23,137
Chairman and CEO	2004	$161,350	$116,000	$11,045	—	20,000	—	—
	2003	$132,000	$55,000	$8,878	—	50,000	—	—

Michael R. Sapp	2005	$190,000	$57,689	$17,567
President and CLO	2004	$161,350	$116,000	$11,588	—	20,000	—	—
	2003	$132,000	$55,000	$6,087	—	50,000	—	—

H. Lamar Cox	2005	$180,000	$71,875	$28,850
CAO	2004	$152,815	$112,000	$18,910	—	20,000	—	—
	2003	$125,000	$50,000	$13,410	—	50,000	—	—

George W. Fort	2005	$94,550	$65,683	—	—	11,250	—	—
CFO (2)	2004	$67,482	$13,000	—	—	—	—	—
	2003	—	—	—	—	—	—	—

(1)          Other annual compensation includes directors’ fees, car allowances and life insurance premiums paid.

(2)          Mr. Fort started with the Corporation in 2004.

Employment Agreements

On January 19, 2006, the Bank entered into two-year automatically renewable employment agreements with four executive officers.   In the event of a change in control of the Bank, or an executive officer is terminated without cause, the Bank has an obligation to pay 2.99 times the officer’s annual salary and bonus which combined is not to be less than the previous year’s salary and bonus.  This payment, can at the Bank’s discretion, be made as a lump sum payment or in equal payments over a twenty four month period. Additionally, the Bank will provide health and life insurance benefits for a period of two years and pay up to $100,000 per executive officer for excise tax payable due to the receipt of the other payments. Also, under the terms of the employment agreement, the executive officers agree to a 3 year non-compete period after a change in control during which they may not engage in or be an interested party in any business similar to or engaging in business similar to the Bank. At December 31, 2005, a change in control would have resulted in payments for salary and bonus for all executive officers totaling $2,767,834.

Stock Option Plans

The original fourteen (14) incorporators and members of the Board of Directors of the Bank were granted an aggregate of 122,500 options to purchase shares at $5.00 a share.

In August, 2003, the Board of Directors approved an Option Plan for active directors and incorporators in recognition of their four years of service to the Corporation without compensation.  An aggregate of 320,000 options to purchase shares at a price of $10.50 were included in this plan.

Pursuant to employment agreements, executive officers received options equal to 14% of the shares sold in the original offering at an exercise price of $5.00.  Based on the initial sale of 1,817,440 shares, executive officer options totaled 254,440.  In February, 2003, executive officers Arthur F. Helf, Michael R. Sapp, and H. Lamar Cox were granted 30,000 options each at an exercise price of $7.50 to vest over 3 years. In March, 2004, executive officers Arthur F. Helf, Michael R. Sapp, and H. Lamar Cox were granted 20,000 options each at an exercise price of $11.00 to vest immediately. In August 2005, George W. Fort was granted 5,000 options at an exercise price of $16.00. Of these 2,500 options immediately vested and the remaining 2,500 vest in August 2006. In November 2005, George W. Fort was granted 6,250 options at an exercise price of $16.00 that immediately vested.

The Board of Directors has granted incentive options to various employees who are not executive officers. Incentive options are used for recruiting and retention purposes and to recognize performance.  Employee incentive options include 13,000 options to purchase shares at $5.00 a share granted in 2000 and 2001.  9,000 options to purchase shares at $7.50 a share were granted in March, 2003. 31,000 options to purchase shares at $10.50 per share were granted in December, 2003. All of these incentive options vest in 2 years and are exercisable in 10 years. In July 2005 and August 2005, 69,000 and 10,000 options were granted respectively. Both grants were at an exercise price of $16.00. On each grant date half immediately vested with the remaining options vesting one year later. In November 2005, 10,000 options were granted to employees at an exercise price of $16.00 and were immediately vested.

The total number of options outstanding in all programs at December 31, 2005, is 937,842. At December 31, 2005, 865,842 options are fully vested. In the event the Corporation merges or consolidates with or into any other corporation, or sells or otherwise transfers its property, assets, and business substantially in its entirety to a successor corporation, there shall thereafter be deliverable upon any exercise of an option the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of common stock which would otherwise have been deliverable upon the exercise of such option would have been entitled upon such merger, consolidation, sale or transfer if such option had been exercised in full immediately prior thereto.

Option Grants in Fiscal Year 2005

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise or Base	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)	in 2005 (%)	Price ($ / Share)	Date	5% ($ )	10% ($ )
George W. Fort	11,250	11.22%	$16	11/01/2015	$113,201	$286,874

Aggregated Option Exercises in 2005 and Fiscal Year End Option Values

The following table sets forth information regarding the exercise of stock options during 2005 and the option values as of December 31, 2005 for the executive officers of the Corporation and the Bank.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at FY-End 2005(#)		Value of Unexercised In-The- Money Options at FY-End 2005($ )(1)
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur F. Helf	—	—	160,872	10,000	2,937,440	175,000
Michael R. Sapp	—	—	160,872	10,000	2,937,440	175,000
H. Lamar Cox	—	—	93,348	10,000	1,626,960	175,000
George W. Fort	—	—	8,750	2,500	78,750	22,500

(1) Dollar values were calculated by determining the difference between the price of the common stock on December 31, 2005 ($25.00 per share) and the exercise price of such options.

(2) Dollar values were calculated by determining the difference between the price of the common stock at the time of exercise and the exercise price of such options.

Equity Compensation Plans

The following table summarizes as of December 31, 2005 the shares of the Corporation’s common stock subject to outstanding awards or available for future awards under the Bank’s equity compensation plans and arrangements.  The Bank does not have a formal stock option plan; however, certain executive officers and key employees of the Bank have been granted options pursuant to stock option agreements approved by the Bank’s board of directors.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	937,842	$8.85	0
Total	937,842	$8.85	0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of all ten independent directors.  No member of the Compensation Committee was an officer of the Corporation or Bank during 2005.  None of the executive officers have served as a director or member of the compensation committee of any other entity whose executive officers served on our board of directors or the human resources committee.  All decisions relating to officer compensation are reviewed by the full board.

The compensation practices of the Corporation are designed to provide competitive level of compensation to the executive officers and to provide rewards for satisfactory performance.  Each executive officer’s performance is evaluated for bonus eligibility against plan targets in four areas: net income, loan quality, expense ratio, and assets per employee.  If all plan targets are met, the executive officer is eligible to receive a bonus up to one hundred percent of their prior year salary. The Corporation provides medical and other benefits to the executive officers that are generally available to other employees. The executive officers receive a car allowance and the Corporation purchases term life insurance policies covering the executive officers that provide 60% of the policy benefit to the executive officers.

Chief Executive Officer’s 2005 Compensation

The Chief Executive Officer’s compensation is determined in the same manner as the other executive officers as discussed above. The Chief Executive Officer’s performance is evaluated for bonus eligibility against plan targets in four areas: net income, loan quality, expense ratio, and assets per employee.  If all plan targets are met, the Chief Executive Officer is eligible to receive a bonus up to one hundred percent of his prior year salary. The Corporation provides medical and other benefits to the Chief Executive Officer that are generally available to other employees. The Chief Executive Officer receives a car allowance and the Corporation purchases term life insurance coverage that provides 60% of the policy benefit to the Chief Executive Officer.

Compensation Committee Members: Eli Bennett, Paul W. Dierksen, Winston Hickman, William McInnes, Dennis Grimaud, Fowler Low, Regg Swanson, Paul Thomas, Darrel Reifschneider and Thomas Miller.

Comparative Performance

Below is a graph comparing the yearly change in the cumulative total shareholder return on the Common Stock (“TNCC” in the graph) against the cumulative total return of the S&P 500 Index and the S&P Major Regional Bank Index ** for the period of five years commencing December 31, 2000 and ending December 31, 2005.

At December 31,	2000	2001	2002	2003	2004	2005
TNCC *	$100.00	$133.00	$150.00	$180.00	$220.00	$500.00

S&P Major Regional Banks **	100.00	91.45	91.53	124.03	140.15	141.77

S&P 500 ***	100.00	88.18	68.69	88.39	97.98	102.84

*                         Assumes that the value of the investment in TNCC stock was $100.00 on December31,2000, with no dividend reinvestment. TNCC stock began trading on the NASDAQ over the counter bulletin board market on December 16, 2005. Prior to that time, the Corporation did not make a market in its stock and the values shown are based on stock sales of which the Corporation had knowledge.

**                    Assumes that the value of the investment in the S&P Major Regional Bank Index was $100.00 on December 31, 2000, with all dividends reinvested. In 2002, Standard & Poor’s ceased to provide the S&P Major Regional Bank Index, which is shown in the graph for 2000-2001. S&P’s new bank index beginning in 2002 is the S&P SuperCommercial Bank Index, which is shown in the graph for 2002-2005.

***               Assumes that the value of the investment in the S&P 500 Index was $100.00 on December 31, 2000, with all dividends reinvested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

As of March 8, 2006, the Corporation’s records indicate the following persons own more than 5% of the Corporation’s outstanding common stock.

5% Shareholders at March 8, 2006

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Total Percent of Class(%)(2)

Mr. Michael R. Sapp (3)	261,088	7.7%

Mr. Arthur F. Helf (4)	240,674	7.1%

Mr. Barun Mukherji	200,000	6.2%
150 4th Avenue
Nashville, TN 37209

Mr. Joseph Gregory (5)	203,632	6.2%
501 5th Street
Bristol, TN 37620

Mr. Darrel Reifschneider (6)	167,120	5.1%

(1) The address for Mr. Sapp, Mr. Helf, and Mr. Reifschneider is 381 Mallory Station Rd, Suite 207, Franklin, TN 37067

(2) As of March 8, 2006, based on the current 3,240,674 shares of the Corporation common stock outstanding, plus, for each person, any shares of common stock that person has the right to acquire within 60 days pursuant to the stock options

(3) Sapp-69,216 owned directly, 21,000 owned indirectly by mother, 170,872 in exercisable stock options

(4) Helf-33,200 owned directly, 36,602 indirectly by spouse and children, 170,872 in exercisable stock options

(5) Gregory-133,632 owned directly, 40,000 owned indirectly by majority owned company, 30,000 in exercisable stock options

(6) Reifschneider-132,250 owned directly, 4,870 indirectly by children, 30,000 in exercisable stock options

As of March 8, 2006, the Corporation’s records indicate the following number of shares of common stock were beneficially owned by (i) each person who is a director or a named executive officer of the Corporation and (ii) all directors and executive officers as a group.  Management is not aware of any change in control of the Bank or the Corporation that has occurred since the Bank commenced operations on January 14, 2000, other than the share exchange to form the Corporation on May 31, 2000, or any arrangement which may, at a subsequent date, result in a change in control of the Corporation.  Management of the Corporation does not know of any person who owns, beneficially or of record, more than 5% of the Corporation’s outstanding common stock, other than the above-listed individuals. Except as otherwise indicated, each shareholder listed below has sole voting and investment power as to the shares owned by that person.

Name and Address of Beneficial Owner(1)	Amount of Nature of Beneficial Ownership	Percentage of Outstanding Common Stock(%)(2)

Mr. Eli Bennett(3)	111,132	3.4%

Mr. H. Lamar Cox(4)	108,348	3.2%

Mr. Paul Dierksen(5)	42,200	1.3%

Mr. George W. Fort (6)	11,250.3%

Mr. Dennis Grimaud(7)	53,332	1.6%

Mr. Arthur F. Helf(8)	240,674	7.1%

Mr. Winston Hickman(9)	115,000	3.5%

Mr. Fowler Low(10)	76,332	2.3%

Mr. William McInnes(11)	76,332	2.3%

Mr. Thomas Miller(12)	36,332	1.1%

Mr. Darrel Reifschneider(13)	167,120	5.1%

Mr. Michael R. Sapp(14)	261,088	7.7%

Mr. Regg Swanson(15)	70,532	2.2%

Mr. Paul Thomas(16)	93,616	2.9%

Directors and executive officers – 14 total	1,463,288	36.7%

(1) The address for all above listed individuals is 381 Mallory Station Rd., Suite 207, Franklin, Tennessee 37067.

(2) As of March 8, 2006, based on the current 3,240,674 shares of the Corporation common stock outstanding, plus, for each person, any shares of common stock that person has the right to acquire within 60 days pursuant to stock options

(3) Bennett – 54,532 owned directly, 26,600 owned indirectly by spouse and children, 30,000 in exercisable stock options

(4) Cox – 5,000 owned directly, 103,348 in exercisable stock options

(5) Dierksen – 12,200 owned directly, 30,000 in exercisable stock options

(6) Fort – 2,500 owned directly, 8,750 in exercisable stock options

(7) Grimaud – 23,332 owned directly, 30,000 in exercisable stock options

(8) Helf – 33,200 owned directly, 36,602 indirectly by spouse and children, 170,872 in exercisable stock options

(9) Hickman – 85,000 owned directly, 30,000 in exercisable stock options

(10) Low – 46,332 owned directly, 30,000 in exercisable stock options

(11) McInness – 46,332 owned directly, 30,000 in exercisable stock options

(12) Miller – 14,832 owned directly, 21,500 in exercisable stock options

(13) Reifschneider – 132,250 owned directly, 4,870 indirectly by children, 30,000 in exercisable stock options

(14) Sapp – 69,216 owned directly, 21,000 indirectly by mother and father, 170,872 in exercisable stock options

(15) Swanson - 39,332 owned directly, 1,200 indirectly by children, 30,000 in exercisable stock options

(16) Thomas – 44,666 owned directly, 18,950 indirectly by father and children, 30,000 in exercisable stock options

CODE OF ETHICS

The Board of Directors of the Corporation has not adopted a Code of Ethics, as defined by the rules and regulations of the Securities and Exchange Commission, because the principal business of the consolidated company is conducted by the Bank rather than the holding company. The Board of Directors of the Bank has adopted a Code of Ethics for all the employees of the Bank including all the Executive Officers and Directors of the Bank who are the Executive Officers and Directors of the Corporation. A copy of this code can be obtained by a written request to Investor Relations, Tennessee Commerce Bancorp, Inc., 381 Mallory Station Road, Franklin, Tennessee 37067-8264

AUDIT COMMITTEE REPORT
OF THE BOARD OF DIRECTORS

The Audit Committee consists of four directors: Messrs. Grimaud, Hickman (Chairman), McInnes and Miller. Each member meets the independence and qualification standards required by the NASD’s listing standards. William McInnes is an audit committee financial expert, as defined in Item 401(h)(2) of Regulation S-K. During the fiscal year ended December 31, 2005, the Committee met four times.  The Audit Committee has adopted a written charter.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding the independence of the members of the Committee shall not be incorporated by reference into any such filings.

The Audit Committee monitors and reviews the performance of the independent auditors and the quality and integrity of the Corporation’s internal accounting, auditing and financial reporting practices.  The Committee’s chief duties are to:

•                  hire one or more independent public accountants to audit the Corporation’s books, records and financial statements and to review its system of accounting, including its systems of internal control;

•                  monitor and evaluate, independently and objectively, the Corporation’s internal financial controls and financial reporting procedure;

•                  discuss with the independent accountants the results of their audits and reviews;

•                  periodically communicate the Committee’s findings to the board of directors; and

•                  facilitate communication among the board of directors, the independent auditors, and the Corporation’s management.

The Committee has obtained and reviewed, from the independent auditors, KraftCPAs, PLLC, a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence.  This statement conforms to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The Committee has also discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself that the auditors are independent of the Corporation.

While each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations.  Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements are presented in accordance with generally accepting accounting principles or that our auditors are in fact “independent.”

The Committee has discussed with management the Corporation’s audited financial statements for the year ended December 31, 2005.  The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the Corporation’s financial statements.  The Committee has also discussed with the independent auditors their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

Based upon the results of the inquiries and actions discussed above, the Audit Committee recommended to the board of directors that the Corporation’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee has also recommended the reappointment, subject to shareholder approval, of the independent auditors, KraftCPAs, PLLC.

Members of the Audit Committee: Winston Hickman (Chairman), William McInnes, Dennis Grimaud and Thomas Miller.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Corporation’s executive officers and directors and persons who own more than 10% of the common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”), as well as to furnish the Corporation with a copy of such report. It is the policy of the Corporation to file these reports with the SEC on behalf of its directors and executive officers. Additionally, SEC regulations require the Corporation to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year.  During 2005, to our knowledge, all directors and executive officers of the Corporation and the Bank made timely filings of all required forms.

OTHER MATTERS

The board of directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein.  If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

By Order Of The Board Of Directors,

/s/ H. Lamar Cox
H. Lamar Cox
Secretary

Franklin, Tennessee

April 7, 2006

PROXY	Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road, Suite 207

Franklin, Tennessee 37067

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2006

PLEASE SIGN AND RETURN PROMPTLY TO

TENNESSEE COMMERCE BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Arthur F. Helf or Michael R. Sapp as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Tennessee Commerce Bancorp, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Franklin Marriott Conference Center, 700 Cool Springs Blvd., Franklin, TN 37067 on Wednesday May 3, 2006, at 3:30 p.m. Central Daylight Time, or any adjournment thereof.

(1)                                  As to the amendment of the Corporation’s Charter to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000.

For	Against	Abstain

(2)                                  As to the election of the board of directors listed in the proxy statement delivered in connection with the annual meeting:

For all nominees	Withhold Authority to vote for all nominees
listed below

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below)

Arthur F. Helf	Fowler H. Low	Regg E. Swanson	Paul A. Thomas, M.D.

(3)                                  As to the ratification of the appointment of KraftCPAs, PLLC as Tennessee Commerce Bancorp, Inc.’s independent accountants and auditors for fiscal 2006.

For	Against	Abstain

(4)                                  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be voted for proposals 1, 2, and 3.

Please Sign below and Return to Registrar & Transfer Company, ATTN: Proxy Department, P.O. Box 1158,

Cranford, NJ 07016-9747.

This Is the Only Document You Need to Return at this Time.

Date:
Signature of Shareholder(s)

Date:
Signature of Joint Shareholder(s)

I will attend shareholder meeting

I will not attend shareholder meeting